SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2009
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15864	95-4091769
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

1003 West Ninth Avenue
King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
I.	Revision to Terms of Funding:

On December 31, 2008, Sedona Corporation (“Sedona”) entered into agreements relating to the consolidation and refinancing of certain indebtedness and the borrowing of additional funds. As part of the refinancing, Sedona entered into a loan agreement and other related documents (“Agreement”) to receive new funding in an aggregate maximum amount of $2,250,000.

The funding schedule has been amended at the request of the lender and approved by the Company and the Board of Directors on March 11, 2008 as follows:
(i)	the first installment on or before December 31, 2008;

(ii)	the second installment on or before January 15, 2009, in the amount of $300,000.00;

(iii)	the third installment on or before March 18, 2009, in the amount of $600,000.00;

(iv)	the fourth installment on or before May 1, 2009, in the amount of $750,000.00;

(v)	the fifth installment on or before September 30, 2009, in the amount of $500,000.00
Payment of the fifth installment is subject to the Company achieving a certain profitability level, referred to as “EBITDA Break Even”, at the end of the 3rd quarter of Fiscal Year 2009, (i.e. September 30, 2009).

The parties are currently drafting an amendment to the loan agreement to reflect the revised funding schedule.

II.	Amendment of Surety Agreement dated November 2, 2006:

On March 11, 2009, Sedona Corporation (“Sedona”) and David Vey, the Chairman and a shareholder of Sedona, agreed to an amendment and restatement of the Surety Agreement between Sedona and David Vey, originally dated November 2, 2006 (the “Agreement”). The Agreement extends the coverage period in the Agreement from October 28, 2008 until October 28, 2009. In addition, the amended Agreement includes a provision for automatic renewal of the Agreement for yearly periods unless Sedona receives written notice of cancellation from the Vey at least 60 days prior to the expiration date. The Agreement is attached as an exhibit to this Form 8-K filing.

III.	Extension to Oak Harbor Note due May 15, 2009:

On March 11, 2009, Sedona Corporation (“Sedona”) and Oak Harbor Investment Properties, LLC (“Oak Harbor”) agreed to extend the maturity date of a promissory note (the “Note”), originally dated August 17, 2006, in the principal amount of $1,040,402 made by Sedona in favor of Oak Harbor. Oak Harbor is a limited liability corporation in which David Vey and Richard T. Hartley are managing members. The Note originally had a maturity date of May 1, 2009, at which time all outstanding principal and interest were due. Upon amendment, the note will be payable as follows:
(i)	$400,000 of principal shall be due on November 15, 2009;

(ii)	$640,402 of principal plus accrued interest will be due on May 15, 2010.
        The parties are currently drafting an amended and restated note to reflect such terms.

ITEM 9.01 EXHIBITS
     99.1 Second Amended and Restated Surety Agreement, dated as of March 11, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 13, 2009

SEDONA CORPORATION
By:	/s/ SCOTT C. EDELMAN
Scott C. Edelman
President and Chief Executive Officer

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